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                                                                     Exhibit 3.1

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATION
                                                       FILED 04:00 PM 03/05/2002
                                                            020148906- 3396733

                                   CORRECTED

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNITED STATES STEEL CORPORATION

              ----------------------------------------------------

                           Pursuant to 103(f) of the
                General Corporation Law of the State of Delaware

              ----------------------------------------------------

     UNITED STATES STEEL CORPORATION, a Delaware corporation (the
"Corporation"), does hereby certify as follows:

     FIRST:    A Certificate of Incorporation (the "Certificate of
Incorporation") was filed by the sole incorporator of the Corporation with the State of Delaware on December 31, 2001.

     SECOND:   The Certificate of Incorporation was an inaccurate record of the
Corporation's intent in that the second paragraph of Article Seventh of the Certificate of Incorporation contained certain typographical errors.

     THIRD:    The Certificate of Incorporation in corrected form is set forth in its entirety as Annex I attached hereto.

     FOURTH:   This Corrected Certificate of Incorporation has been prepared in accordance with the provisions of Section 103(f) of the General Corporation Law of the State of Delaware.
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         IN WITNESS WHEREOF, the Corporation has caused this Corrected
Certificate of Incorporation to be executed this 5th day of March, 2002.

                                          UNITED STATES STEEL CORPORATION

                                          By: /s/ Albert E. Ferrara Jr.
                                             -----------------------------------
                                             Albert E. Ferrara Jr.
                                             Senior Vice President and Treasurer



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                                                                         ANNEX I

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNITED STATES STEEL CORPORATION

     FIRST: The name of the Corporation (which is hereinafter referred to as the "Corporation") is

                        UNITED STATES STEEL CORPORATION

     SECOND: Its registered office and place of business in the State of Delaware is located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle. The registered agent in charge thereof upon whom process against the Corporation may be served is Corporation Service Company.

     THIRD: The purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, and without limiting the foregoing to engage in integrated steel operations and to develop, mine, produce, manufacture, construct, transport, buy, hold, sell and generally deal in products, materials, property, both tangible and intangible, and services of all kinds.

     FORTH: The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred and Fourteen Million (214,000,000), of which Two Hundred Million (200,000,000) shares shall be Common Stock having a par value of one dollar ($1.00) per share and Fourteen Million (14,000,000) shares shall be shares of Preferred Stock, without par value (hereinafter called "Preferred Stock").

     A statement of the designations of the Preferred Stock or of any series thereof, and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, or of the authority of the Board of Directors to fix by resolution or resolutions such designations and other terms not fixed by the Certificate of Incorporation, is as follows:

          1. The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation, subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board of

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Directors being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination or fixing of the following:

          (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors;

          (ii) The dividend rate of such series, the conditions and times upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or series thereof, or any other series of the same class, and whether dividends shall be cumulative or non-cumulative;

          (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

          (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;


          (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;



          (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, subject to the limitation hereinafter set forth, the terms of such voting rights;

          (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution, or upon the distribution of assets of the Corporation;


          (vii) Any other powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restric-





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                    tions thereof, of the shares of such series, as the Board of
                    Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

              2. The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for such series, and no more, before any dividends, other than dividends payable in Common Stock, shall be declared and paid, or set apart for payment, on the Common Stock with respect to the same dividend period.

              3. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required with respect to any series outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock, and after complying with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of the resolution or resolutions creating any series of Preferred Stock, declare and pay dividends on the Common Stock, and the holders of shares of the Preferred Stock shall not be entitled to share therein.

              4. The holders of shares of the Preferred Stock of each series shall be entitled upon liquidation or dissolution or upon the distribution of the assets of the Corporation to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock.

              5. Except as otherwise provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock or by the General Corporation Law of Delaware, the holders of shares of the Common Stock issued and outstanding shall have and possess the exclusive right to notice of stockholders' meetings and the exclusive power to vote. The holders of shares of the Preferred Stock issued and outstanding shall, in no event, be entitled to more than one vote for each share of Preferred Stock held by them unless otherwise required by law.

         FIFTH: The existence of the Corporation is to be perpetual.

         SIXTH: The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         SEVENTH: The number of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, its by-laws and may be increased or decreased as therein provided; but the number thereof shall not be less than three.




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     The directors of the Corporation shall be divided into three classes: Class
I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. Each of the Class I directors shall hold office until the 2002 annual meeting of the stockholders, each of the Class II directors shall hold office until the 2003 annual meeting of the stockholders, and each of the Class III directors shall hold office until the 2004 annual meeting of the stockholders, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election held from and after the 2002 annual meeting of the stockholders, directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the stockholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term of which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified.

     In the case of any increase in the number of directors of the Corporation, the additional director or directors shall be elected by the Board of Directors.

     In the case of any vacancy in the Board of Directors from death, resignation, disqualification or other cause, a successor to hold office for the unexpired portion of the term of the director whose place shall be vacant, and until the election of his successor, shall be elected by a majority of the Board of Directors then in office, though less than a quorum.

     Directors of the Corporation may be removed only for cause.

     EIGHTH: The Board of Directors shall have power to adopt, amend and repeal the by-laws at any regular or special meeting of the Board of Directors, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of meeting; or, without any such notice, by a vote of two-thirds of the directors then in office.

     Stockholders may adopt, amend and repeal the by-laws at any regular or special meeting of the stockholders by an affirmation vote of two-thirds of the shares outstanding and entitled to vote thereon, provided that notice of intention to adopt, amend or repeal the by-laws in whole or in part shall have been included in the notice of the meeting.

     Any action required to be taken at any annual or special meeting of the stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders or otherwise, may not be taken without a meeting, prior notice and a vote, and stockholders may not act by written consent.

     NINTH: The Board of Directors from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and

                                      I-4

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books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by the Board of Directors, or by the stockholders.

     TENTH: The directors may from time to time declare such dividends as they shall deem advisable and proper, subject to the provisions of Article Fourth and to such restrictions as may be imposed by law, and pay the same to the stockholders at such times as they shall fix.

     The Board of Directors shall have power to issue bonds, debentures, or other obligations, either non-convertible into the Corporation's stock, subject to the provisions of Article Fourth and upon such terms, in such manner and under such conditions in conformity with law, as may be fixed by the Board of Directors prior to the issue of such bonds, debentures or other obligations.

     ELEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law,
(iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eleventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     TWELFTH: The powers and authorities hereinbefore conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware.

     THIRTEENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

     FOURTEENTH: The name and mailing address of the Sole Incorporator is as follows:


Name                            Address
----                            -------

Deborah M. Reusch               P.O. Box 636
                                Wilmington, DE 19899


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     FIFTEENTH: This Certificate of Incorporation shall be effective as of
11:59 p.m. on December 31, 2001.

     I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the GCL, do make this Certificate of Incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of December, 2001.



                                         /s/ Deborah M. Reusch
                                        ---------------------------------
                                        Deborah M. Reusch
                                        Sole Incorporator




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